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                                                                   EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                        [On Accountant Firm's Letterhead]

We consent to incorporation by reference in the Registration Statement on Form S-8 of our report dated January 29, 1996, related to the consolidated balance sheets of Molecular Dynamics, Inc., and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995 which report appears in the December 31, 1995 annual report on Form 10-K of Molecular Dynamics, Inc.

/s/ KPMG Peat Marwick

KPMG Peat Marwick
San Francisco, California
July 30, 1996